EXHIBIT 23.1

Consent of Independent Auditors

We consent to the use in this Registration Statement on Form 10 of UbuyHoldings, Inc. of our report dated April 24, 2026, relating to the financial statements of UbuyHoldings, Inc., appearing in this Registration Statement.

We also consent to the reference of our firm under the heading “Experts” in such Registration Statement.

/s/ Beckles & Co. Inc.
Beckles & Co. Inc.

West Palm Beach, FL
April 24, 2026